QuickLinks -- Click here to rapidly navigate through this document

Exhibit 3.33

CERTIFICATE OF FORMATION

of

TENAX, LLC

        The undersigned, a natural person, for the purposes of forming a limited liability company under the provisions of the Delaware Limited Liability Company Act, hereby certifies that:

ARTICLE 1

        The name of the limited liability company is Tenax, LLC

ARTICLE 2

        The address of the registered office of the limited liability company required by section 138-104(1) of the Delaware Limited Liability Company Act is: c/o Bridge Service Corp., 30 Old Rudnick Lane, Dover, Kent County, Delaware 19901.

ARTICLE 3

        The name and the address of the registered agent of the limited liability company required by section 18-104(2) of the Delaware Limited Liability Company Act are: Bridge Service Corp., 30 Old Rudnick Lane, Dover, Kent County, Delaware 19901.

Dated: January 4, 2000
/s/ MITCHELL S. NUSSBAUM Mitchell S. Nussbaum, Authorized Person

QuickLinks

CERTIFICATE OF FORMATION of TENAX, LLC